Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME OF AXIALL CORPORATION

The following Unaudited Pro Forma Condensed Combined Statement of Income of Axiall Corporation (formerly known as Georgia Gulf Corporation) presents the combination of the historical income statements of Axiall and the PPG Chlor-alkali and Derivatives Business adjusted to give effect to: (1) the Merger and (2) all related transactions, including borrowings under the Term Facility, the issuance of the Splitco notes and the Distribution contemplated by the Merger Agreement and the Separation Agreement (collectively, the “Financing Transactions”).  Capitalized terms used herein are defined below under the caption “Helpful Definitions.”

The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2012 combines the historical Consolidated Statement of Income of Axiall and the historical Combined Statement of Income for the PPG Chlor-alkali and Derivatives Business, giving effect to the Merger as if it had been consummated on January 1, 2012.

The Unaudited Pro Forma Condensed Combined Statement of Income was prepared using the acquisition method of accounting with Axiall considered the acquirer of the PPG Chlor-alkali and Derivatives Business. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on an estimate of the fair market values of the tangible and intangible assets and liabilities related to the PPG Chlor-alkali and Derivatives Business. In arriving at the estimated fair market values, Axiall has considered the appraisals of independent consultants which were based on a preliminary review of the assets related to the PPG Chlor-alkali and Derivatives Business that were transferred. Axiall expects to complete the purchase price allocation after considering the appraisal of the PPG Chlor-alkali and Derivatives Business’s assets at the level of detail necessary to finalize the required purchase price allocation. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The PPG Chlor-alkali and Derivatives Business’s historical combined financial statements have been “carved-out” from PPG’s consolidated financial statements and reflect certain assumptions and allocations. The PPG Chlor-alkali and Derivatives Business’s historical combined financial statements include all revenues, costs, assets and liabilities that are directly attributable to the PPG Chlor-alkali and Derivatives Business. In addition, certain expenses reflected in the PPG Chlor-alkali and Derivatives Business’s combined financial statements are an allocation of corporate expenses from PPG. Such expenses include, but are not limited to, centralized PPG support functions including legal, accounting, tax, treasury, payroll and benefits administration, information technology and purchasing. The actual costs that may have been incurred if the PPG Chlor-alkali and Derivatives Business had been a stand-alone company would be dependent on a number of factors including the chosen organizational structure and strategic decisions made as to information technology and infrastructure requirements. As such, the PPG Chlor-alkali and Derivatives Business’s combined financial statements do not necessarily reflect what the PPG Chlor-alkali and Derivatives Business’s financial condition and results of operations would have been had the PPG Chlor-alkali and Derivatives Business operated as a stand-alone company during the periods or at the date presented.

The Unaudited Pro Forma Condensed Combined Statement of Income does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Merger.

The Unaudited Pro Forma Condensed Combined Statement of Income should be read in conjunction with:

•                  the accompanying notes to the Unaudited Pro Forma Condensed Combined Statement of Income;

•                  Axiall’s audited historical consolidated financial statements and related notes for the year ended December 31, 2012, which are included in Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filed with the SEC on February 28, 2013); and

•                  the PPG Chlor-alkali and Derivatives Business’s audited historical combined financial statements for the three years ended December 31, 2012 (included in this Current Report on Form 8-K).

AXIALL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year ended December 31, 2012

(In millions)

	Historical		Pro Forma Adjustments				Axiall
	Axiall Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Corporation Pro Forma Condensed Combined
Net Sales	$3,325.8	$1,700.0	$(48.4)	A	$—		$4,977.4
Operating costs and expenses:
Cost of sales	2,865.4	1,178.0	53.2	B	—		4,096.6
Selling, general and administrative	203.5	127.0	73.8	C	—		404.3
Transaction related costs, restructuring and other, net	38.8	—	(18.3)	D	—		20.5
Gain on sale of assets	(19.3)	—	—		—		(19.3)
Long-lived asset recoveries, net	(0.8)	—	—		—		(0.8)
Depreciation and amortization	—	43.0	(42.0)	B	—		—
			(1.0)	C
Research and development	—	2.0	(0.5)	B	—		—
			(1.5)	C
Other charges	—	8.0	—		—		8.0
Other earnings	—	(12.0)	—		—		(12.0)
Total operating costs and expenses	3,087.6	1,346.0	63.7		—		4,497.3
Operating income (loss)	238.2	354.0	(112.1)		—		480.1
Interest expense	(57.5)	—	—		(44.6)	A	(102.7)
Loss on redemption and other debt costs	(2.7)	—	—		(11.0)	B	(13.7)
Foreign exchange loss	(0.6)	—	—		—		(0.6)
Interest income	0.4	—	—		—		0.4
Income before income taxes	177.8	354.0	(112.1)		(55.6)		364.1
Provision (benefit) for income taxes	57.2	114.0	(42.0)	E	(20.9)	C	108.3
Net income (loss)	120.6	240.0	(70.1)		(34.7)		255.8
Less: net income attributable to noncontrolling interest	—	13.0	(3.2)	F	—		9.8
Net income attributable to Axiall shareholders	$120.6	$227.0	$(66.9)		$(34.7)		$246.0

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statement of Income.

AXIALL CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF INCOME

(In millions, except per share data and percentages)

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Statement of Income of Axiall Corporation (formerly known as Georgia Gulf Corporation) presents the pro forma consolidated results of operations of the combined company based upon the historical financial statements of each of Axiall and the PPG Chlor-alkali and Derivatives Business, after giving effect to the Merger and all related transactions, including the Financing Transactions and adjustments described in these notes, and are intended to reflect the impact of the Merger and the Financing Transactions on Axiall’s consolidated results of operations. The accompanying Unaudited Pro Forma Condensed Combined Statement of Income has been prepared using and should be read in conjunction with the respective audited financial statements of each of Axiall and the PPG Chlor-alkali and Derivatives Business for the year ended December 31, 2012. The accompanying Unaudited Pro Forma Condensed Combined Statement of Income is presented for illustrative purposes only and does not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies expected to result from the Merger. In addition, throughout the period presented in the Unaudited Pro Forma Condensed Combined Statement of Income, the operations of the PPG Chlor-alkali and Derivatives Business were conducted and accounted for as part of PPG. The PPG Chlor-alkali and Derivatives Business’s condensed financial statements have been derived from the PPG Chlor-alkali and Derivatives Business’s historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocations and estimates in such financial statements are based on assumptions that the management of PPG believes are reasonable. The PPG Chlor-alkali and Derivatives Business’s financial statements do not necessarily represent the financial position of the PPG Chlor-alkali and Derivatives Business had it been operated as a separate independent entity.

The Unaudited Pro Forma Condensed Combined Statement of Income of Axiall combine the historical Consolidated Statements of Income of Axiall and the historical Combined Statement of Income of the PPG Chlor-alkali and Derivatives Business for the year ended December 31, 2012, to reflect the Merger and all related transactions, including the Financing Transactions, as if they had occurred as of January 1, 2012.

The Unaudited Pro Forma Condensed Combined Statement of Income was prepared using the acquisition method of accounting with Axiall considered the acquirer of the PPG Chlor-alkali and Derivatives Business. The audited historical combined financial statements of the PPG Chlor-alkali and Derivatives Business have been adjusted to reflect certain reclassifications in order to conform to Axiall’s financial statement presentation.

Note 2. Acquisition Adjustments

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the preliminary allocation of the purchase price to identifiable assets acquired and liabilities assumed, with the excess recorded as goodwill. The purchase price of approximately $2.7 billion consists of: (i) shares of our common stock received by PPG shareholders valued at approximately $1.8 billion, based on the closing stock sale price of $50.24 on the last trade date prior to the closing date of the Transactions; (ii) debt assumed of approximately $967.0 million; and (iii) the assumption of other liabilities, including pension liabilities and other post-retirement obligations.

The Unaudited Pro Forma Condensed Combined Statement of Income reflects the following adjustments:

(A) Revenue from intercompany sales between the PPG Chlor-alkali and Derivatives Business and Axiall of $48.4 was eliminated.

(B) Cost of sales was adjusted as follows:

•                  An increase to reflect reclassification of the PPG Chlor-alkali and Derivatives Business’s historical depreciation cost from the depreciation and amortization line item of $42.0.

•                  An increase in depreciation expense of $53.6 resulting from an increase in the estimated fair value of the PPG Chlor-alkali and Derivatives Business’s property, plant and equipment.  For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the fair value of property, plant and equipment is being depreciated over an estimated weighted-average useful life of ten years.

•                  An estimated $13.4 increase in cost of sales related to the estimated fair market value step-up adjustment of the PPG Chlor-alkali and Derivatives Business’s inventory for the year ended December 31, 2012.

•                  A decrease due to the removal of historical amortization of prior service cost and actuarial losses related to the PPG Chlor-alkali and Derivatives Business’s defined benefit pension plans and other postretirement benefit plans of $17.7. This decrease is included in the approximately $115.0 of annualized cost synergies expected to be realized in the first two years following the Merger

•                  An decrease related to the elimination to remove the cost associated with sales between the PPG Chlor-alkali and Derivatives Business and Axiall of $48.4.  An increase related to the elimination of intercompany profit in ending inventory of $0.8.

•                  An increase to reflect the reclassification of the PPG Chlor-alkali and Derivatives Business’s historical research and development costs from the research and development line item of $0.5.

•                  An increase of $9.0 to adjust for changes in the PPG Chlor-alkali and Derivatives Business’s LIFO inventory reserve resulting from the conformance of the PPG Chlor-alkali and Derivatives Business’s inventory methodology of LIFO to FIFO.

(C) Selling, general and administrative expenses were adjusted as follows:

•                  An increase related to the PPG Chlor-alkali and Derivatives Business’s historical amortization of intangible assets of $1.0 which was reclassified from the depreciation and amortization line item.

•                  An increase in amortization expense of $63.4 resulting from an increase in the fair value of the identifiable intangible assets.

•                  A decrease due to the removal of historical amortization of prior service cost and actuarial losses related to the PPG Chlor-alkali and Derivatives Business’s defined benefit pension plans and other postretirement benefit plans of $5.3.

•                  An increase to reflect the reclassification of the PPG Chlor-alkali and Derivatives Business’s historical research and development costs from the research and development line item of $1.5.

•                  An increase to reflect $13.2 in estimable and factually supportable costs associated with the Transition Services Agreement, the Shared Facilities, Services and Supply Agreement and other Additional Agreements, professional fees, consultants, information technology implementation, relocation and severance incurred in connection with the integration of Axiall and the PPG Chlor-alkali and Derivatives Business.

(D) Direct, incremental deal related costs of $18.3 reflected in the historical financial statements of Axiall were removed due to their non-recurring nature. These costs primarily consist of professional and legal fees.

(E) For purposes of this Unaudited Pro Forma Condensed Combined Statement of Income, a global blended statutory tax rate of 37.5% has been used. This does not reflect Axiall’s effective tax rate, which will include other tax items such as state and foreign taxes as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(F) Net income attributable to noncontrolling interests was decreased by $3.2 to reflect depreciation and amortization of fair value adjustments attributable to the noncontrolling interest in Taiwan Chlorine Industries, Ltd., a joint venture between with China Petrochemical Development Corporation.

Note 3. Financing Adjustments

Upon consummation of the Merger and the Financing Transactions contemplated as a part of the Transactions, on a pro forma consolidated basis, Axiall assumed $967.0 in additional debt, comprised of the $279.0 Term Facility and $688.0 aggregate principal amount of the Splitco notes. The proceeds of the Term Facility and the Splitco notes were transferred to PPG as part of the Distribution. In connection therewith, the shares of Splitco common stock then outstanding were automatically converted into the greater of 35.2 shares of Axiall common stock and at least 50.5 percent of outstanding Axiall common stock after giving effect to such issuance. Following the Merger, Axiall’s pre-Merger stockholders continued to hold the remaining approximately 49.5 percent of Axiall’s common stock.

The Unaudited Pro Forma Condensed Combined Statement of Income reflects the following adjustments:

(A) To include interest expense on additional debt issued in connection with the Transactions.

	Rate	Principal Amount	Interest expense
Term Facility	3.750%	$279.0	$10.5
Splitco notes	4.625%	688.0	31.8
Total new debt		$967.0	42.3
Amortization of new debt issuance costs			2.3
Total interest expense			$44.6

(B) To include the $11.0 related to financing fees for a bridge loan that was used to finance the Transactions and was retired with the proceeds from $688.0 aggregate principal amount of the Splitco notes.

(C) For purposes of this Unaudited Pro Forma Condensed Combined Statement of Income, a global blended statutory tax rate of 37.5% has been used. This does not reflect Axiall’s effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Note 4. Items Not Included

The following expected material nonrecurring charges related to the Merger and all related transactions, including the Financing Transactions, are not included or provided for in the Unaudited Pro Forma Condensed Combined Statement of Income:

•                  Prior to the Merger, Axiall and the PPG Chlor-alkali and Derivatives Business each owned a fifty percent interest in PHH Monomer LLC (“PHH”), a manufacturing joint venture, which Axiall accounted for using the equity method. As a result of the Merger, Axiall obtained control of PHH.  A pre-tax gain of $23.5 was recorded to reflect the remeasurement of Axiall’s previously held equity interest in PHH as a result of Axiall obtaining control of PHH through the Merger.

•                  Certain other costs associated with the Transition Services Agreement, the Shared Facilities, Services and Supply Agreement and other Additional Agreements, professional fees, consultants’ fees, information technology implementation, relocation and severance not quantified in Note 2(C) above which will be incurred in connection with the integration of Axiall and the PPG Chlor-alkali and Derivatives Business. These agreements will have an impact on the statement of income, but such amounts are not currently estimable or factually supportable as they are primarily based upon the variable usage of certain services over time.

Axiall increased availability under the New ABL Revolver by $200.0, subject to applicable borrowing base availability and other conditions. At the Company’s election, with respect to U.S. borrowings under the New ABL Revolver, the New ABL Revolver will bear interest at a rate equal to either: (i) the higher of certain U.S. index rates; or (ii) three-month London Interbank Offered Rate (“LIBOR”), in each case, plus an applicable margin based on the Company’s utilization under the New ABL Revolver. At the election of the Company, with respect to Canadian borrowings under the New ABL Revolver, the New ABL Revolver will bear interest at a rate equal to either: (i) the higher of certain Canadian index rates; or (ii) three-month LIBOR, in each case, plus an applicable margin based on the Company’s utilization under the New ABL Revolver.

Other than the $23.0 combined decrease in the cost of sales and selling, general and administrative expense related to the PPG Chlor-Alkali and Derivative Business’s defined benefit pension plans and other post-retirement benefit plans, the Unaudited Pro Forma Condensed Combined Statement of Income also does not reflect benefits that may result from the realization of approximately $115.0 of annualized cost synergies expected to be fully realized in the first two years following the Merger

As of December 31, 2012, Axiall had a valuation allowance of $105.3 recorded on its deferred tax assets. This valuation allowance relates predominately to Axiall’s Canadian deferred tax assets. As part of the purchase price allocation process resulting from the Merger, it is possible that deferred tax liabilities will be recorded in the Canadian jurisdiction that, if recorded, could result in a release of a portion of the valuation allowance. Any release of a valuation allowance on Axiall’s pre-Merger deferred tax assets will be recorded in the income statement in the period that the Merger is completed; however no such adjustment is included in the Unaudited Pro Forma Condensed Combined Financial Statements due to its nonrecurring nature.

HELPFUL DEFINITIONS

•                  “Additional Agreements” means the Employee Matters Agreement, the Tax Matters Agreement, the Shared Facilities, Services and Supply Agreement, the Transition Services Agreement, the Servitude Agreement, the Electric Generation, Distribution and Transmission Facilities Lease, the Chlorine, Liquid Caustic Soda and Hydrochloric Acid Sales Agreements and the Real Property Agreement;

•                  “Axiall,” “we,” “us” and “our” refer to Axiall Corporation (formerly known as Georgia Gulf Corporation) and its consolidated subsidiaries;

•                  “Axiall common stock” means the common stock, par value $0.01 per share, of Axiall;

•                  “Chlorine, Liquid Caustic Soda and Hydrochloric Acid Sales Agreements” means those certain agreements entered into at the date of the Separation between PPG and Axiall;

•                  “Debt Exchange” means the transfer of all or a portion of the Splitco notes by PPG on the closing date of the Merger to the initial purchasers or their affiliates that acted as selling securityholders in the Transactions in satisfaction of all or a portion of the PPG Debt held by affiliates of the initial purchasers;

•                  “Distribution” means the distribution by PPG of its shares of Splitco common stock to the holders of shares of PPG common stock by way of an exchange offer;

•                  “The Electric Generation, Distribution and Transmission Facilities Lease” means the Generation, Distribution and Transmission Facilities Lease entered into at the date of the Separation between PPG and Splitco;

•                  “Employee Matters Agreement” means the Employee Matters Agreement, dated as of July 18, 2012, by and among Axiall, PPG and Splitco;

•                  “Merger” means the combination of Axiall’s pre-Merger business and the PPG Chlor-alkali and Derivatives Business through the merger of Merger Sub with and into Splitco, whereby the separate corporate existence of Merger Sub ceased and Splitco continued as the surviving company and as a wholly-owned subsidiary of Axiall;

•                  “Merger Agreement” means the Agreement and Plan of Merger, dated as of July 18, 2012, by and among PPG, Splitco, Axiall and Merger Sub, as amended by Amendment No. 1 to the Merger Agreement, dated as of August 31, 2012;

•                  “Merger Sub” means Grizzly Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Axiall, and, unless the context otherwise requires, its subsidiaries;

•                  “PPG” means PPG Industries, Inc., a Pennsylvania corporation, and, unless stated otherwise or the context otherwise requires, its subsidiaries, other than Splitco and any of its subsidiaries;

•                  “PPG Chlor-alkali and Derivatives Business” means substantially all of the assets and liabilities of the business of PPG relating to the production of chlorine, caustic soda and related chemicals that were transferred to Splitco in the Separation;

•                  “PPG common stock” means the common stock, par value $1.66 2/3 per share, of PPG;

•                  “PPG Debt” means the senior unsecured bridge loans in the amount of $688.0 incurred by PPG on January 3, 2013 pursuant to that certain 180-day credit agreement among PPG, the lenders from time to time party thereto and Barclays Bank plc, as administrative agent;

•                  “Real Property Agreement” means the Real Property Agreement entered into at the date of the Separation, between PPG and Eagle Natrium LLC;

•                  “SEC” means the United States Securities and Exchange Commission;

•                  “Separation” means the transfer by PPG of the assets and liabilities related to the PPG Chlor-alkali and Derivatives Business, including certain subsidiaries of PPG, to Splitco;

•                  “Separation Agreement” means the Separation Agreement, dated as of July 18, 2012, between PPG and Splitco;

•                  “Servitude Agreement” means the Servitude Agreement entered into at the date of the Separation between PPG and Splitco;

•                  “Shared Facilities, Services and Supply Agreement” means the Shared Facilities, Services and Supply Agreement entered into at the date of the Separation between PPG and Splitco;

•                  “Splitco” means Eagle Spinco Inc., a Delaware corporation, and, prior to the Merger, a wholly-owned subsidiary of PPG, and, unless stated otherwise or the context otherwise requires, its subsidiaries;

•                  “Splitco common stock” means the common stock, par value $0.001 per share, of Splitco;

•                  “Splitco notes” means $688.0 in aggregate principal amount of 4.625% Senior Notes due 2021 issued by Splitco that are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the existing and future domestic subsidiaries of Splitco and, upon consummation of the Merger, became guaranteed by Axiall and each of its existing and future domestic subsidiaries (other than certain excluded subsidiaries);

•                  “Tax Matters Agreement” means the Tax Matters Agreement entered into at the date of the Separation by and among Axiall, PPG and Splitco;

•                  “Term Facility” means the $279.0 in new bank debt incurred by Splitco under a senior secured term loan facility, which are obligations of Splitco and its subsidiaries and, upon consummation of the Transactions, became guaranteed by Axiall and each of its existing and future domestic subsidiaries (other than certain excluded subsidiaries);

•                  “Transactions” means the transactions contemplated by the Merger Agreement and the Separation Agreement, which provided for, among other things, the Separation, the Term Facility, the Splitco notes, the Debt Exchange, the Distribution and the Merger; and

•                  “Transition Services Agreement” means the Transition Services Agreement entered into at the date of the Separation between PPG and Splitco.